Exhibit 99.1

THUNDER MOUNTAIN GOLD INC. 5248 W. Chinden Blvd. Telephone: (208) 658-1037 Boise, Idaho 83714 Fax: (208) 322-5626

News Release

THUNDER MOUNTAIN GOLD APPOINTS TWO NEW BOARD MEMBERS

Boise, Idaho – January 18, 2013 – Effective January 8, 2013, Thunder Mountain Gold Inc. (TSX-V: THM; OTCQB: THMG) (the Company) has appointed Gary Babbitt and Larry Kornze to the Company`s Board. Both new members bring a wealth of experience and knowledge to the Company.

Gary Babbitt is currently a director of U.S. Antimony (NYSE Amex: UAMY).  Mr. Babbitt currently serves as Chair of the UAMY Audit Committee, Compensation Committee, Governance and Nomination Committee, and Member of the Board Executive Committee.  His experience also includes a Partnership at Hawley, Troxell, Ennis, and Hawley LLP from 1978 to 2010, while serving as Of Counsel from 2010-2012, with an emphasis in natural resources and environment law. Mr. Babbitt graduated with a Bachelor of Arts from the College of Idaho and a Juris Doctor from University of Chicago Law School.

Larry Kornze is a geological engineer with over 45 years experience in the precious metals industry, most notably as General Manager of Exploration and U.S. Exploration Manager for Barrick Gold Corporation (NYSE: ABX) from 1987 to 2001, on projects world-wide. Mr. Kornze has a B.Sc. Geological Engineering, Colorado School of Mines, and is a Professional Engineer of the Province of British Columbia. He also serves as a director of other Toronto Stock Exchange Venture listed mining companies, including Candente Gold Corporation (CDG.T), Duncan Park Holdings Corporation (DHP.V), Mexivada Mining Corporation (MNV.V),

Dynasty Gold Corporation (DYG.V), Goldex Resources Corporation (GDX.V), and Mesa Exploration Corporation (MSA.V).

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Robin (Sandy) McRae, a Director since April of 1978, has submitted his resignation effective January 8, 2013, deciding not to seek election at the next Annual Meeting. Sandy has been a foundation of the Company`s longevity, and the Company sincerely thanks him for his service on the Board.

Additionally, on January 8, 2013, the Company appointed Larry Thackery as its Chief Financial Officer. Mr. Thackery has a background in corporate planning, financial analysis, and financial reporting.  He is an experienced accounting controller and operations manager for a variety of successful companies headquartered in the western U.S. including Mrs. Fields Cookies, the Snug, and Midwest Environmental Resources based in Fulton, Kentucky.

Website: www.thundermountaingold.com OTCBB: THMG TSX-V: THM

About Thunder Mountain Gold, Inc.

Thunder Mountain Gold, a junior gold exploration company founded in 1935, holds a 100% interest in several U.S. gold projects. The Company’s principal assets are The South Mountain Project – a historic former producer of gold, silver, zinc, lead, and copper, located in southern Idaho, just north of the Nevada border, and their Trout Creek Project – a grass roots gold target in the Eureka-Battle Mountain trend of central Nevada, currently under Joint Exploration Agreement with Newmont Mining Corp.  For more information on Thunder Mountain, please visit the Company’s website at www.Thundermountaingold.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on the beliefs of management and reflect the Company's current expectations. The forward-looking statements are based on certain assumptions, which could change materially in the future. By their nature, forward-looking information involves known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Such factors include the risk that the Company may not fully advance the South Mountain Project contemplated in this press release. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, investors should not place undue reliance on forward-looking information. Forward-looking information is provided as of the date of this press release, and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required in accordance with applicable laws.

Cautionary Note to Investors

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.  The United States Securities and Exchange Commission (“SEC”) permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce.

For further information, please contact:

Thunder Mountain Gold Inc.

Eric Jones, President and C.E.O.

Email: eric@thundermountaingold.com

Phone: (208) 658-1037

Jim Collord, Vice President and C.O.O.

Email: jim@thundermountaingold.com